State of New York }
Department of State } *ss:*

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

Witness my hand and seal of the Department of State on **August 9, 2006**

Special Deputy Secretary of State

DOS-1266 (Rev. 11/05)

F060809000560

CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF ISDERA NORTH AMERICA, INC.

Under Section 805 of the Business Corporation Law

FIRST: The name of the Corporation is: ISDERA NORTH AMERICA, INC.

SECOND: The date of filing of the certificate of incorporation with Department of State was the 20th day of October 1987.

THIRD: The amendment effected by this certificate of amendment is as follows:

Paragraph Four of the Certificate of Incorporation relating to the authorized shares is hereby amended to read as follows:

> "FOURTH: The aggregate number of shares which the corporation shall have authority to issue is FIFTY MILLION (50,000,000) of which shall be of a par value of $0.001 per share."

There are currently 100 shares issued and 100 shares not issued. The rate of change for the issued shares is one (1) for one (1) and 49.000.800 shares are being added and are un-issued. and unissued

FOURTH: The certificate of amendment was authorized by:

[X] The vote of the board of directors followed by a vote of the majority of all outstanding shares entitled to vote thereon at a meeting of shareholders.

[ ] The vote of the board of directors followed by the unanimous written consent of the holders of all outstanding shares.

President
(Signature)

Ruediger Albrecht, President

(Name and Capacity of Signer)

1

F060809000560

CERTIFICATE OF AMENDMENT OF THE
CERTIFICATE OF INCORPORATION
OF
ISDERA NORTH AMERICA, INC.

Under Section 805 of the Business Corporation Law

Filer's Name: Michael S. Krome, Esq.
Address: 8 Teak Court
Lake Grove, New York 11755

2006 AUG -9 PM 2:05

ICC

STATE OF NEW YORK
DEPARTMENT OF STATE

FILED AUG 09 2006

TAX $ 24
BY:

Nassau

2006 AUG -8 PM 3:07

2

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